Filed Pursuant to Rule 424(b)(5)
Registration No. 333-152776

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.625 par value per share	5,000,000 shares	$14.66	$73,300,000	$2,880.69

(1)    Pursuant to Rule 457(c) under the Securities Act of 1933, the filing fee was calculated based on the proposed maximum aggregate offering price, which has been computed on the basis of the average high and low prices reported per share of Common Stock on the New York Stock Exchange on February 2, 2009. This filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933 and relates to the Registration Statement on Form S-3 (File No. 333-152776) filed on August 5, 2008.

PROSPECTUS SUPPLEMENT	February 3, 2009

(To Prospectus dated August 5, 2008)

5,000,000 Shares

Massey Energy Company

Common Stock

We have entered into an equity distribution agreement with UBS Securities LLC relating to shares of our common stock, $0.625 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell up to 5,000,000 shares of our common stock from time to time through UBS Securities LLC as our sales agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed with UBS Securities LLC.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to UBS Securities LLC as principal for its own account at a price agreed upon at the time of sale. If we sell shares to UBS Securities LLC as principal, we will enter into a separate terms agreement with UBS Securities LLC, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

We will pay UBS Securities LLC a commission up to 2% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement. The net proceeds that we will receive will be the gross proceeds from such sales less the commissions and any other costs we may incur in issuing the shares of common stock. See “Use of proceeds” and “Plan of distribution” in this prospectus supplement for further information.

Our common stock is traded on the New York Stock Exchange under the symbol “MEE.” On February 2, 2009, the last reported sales price of our common stock on the New York Stock Exchange was $14.49 per share.

UBS Securities LLC is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the equity distribution agreement and unless otherwise agreed by UBS Securities LLC and us, will use its reasonable efforts to sell the shares offered as our sales agent. There is no arrangement for shares to be received in an escrow, trust or similar arrangement. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of 5,000,000 shares of common stock pursuant to the equity distribution agreement or (ii) the termination of the equity distribution agreement by either UBS Securities LLC or us.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank

You should rely only on the information contained in and incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus are not offers to sell, nor are they seeking an offer to buy, the shares offered by this prospectus supplement or the accompanying prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein is accurate only as of the dates of the respective documents in which such information is included, regardless of the time of any sale of the shares of common stock offered hereby.

Prospectus Supplement

Prospectus

i

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this common stock offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Incorporation of certain information by reference” in this prospectus supplement.

In this prospectus supplement, we refer to information regarding the coal industry in the United States from Energy Ventures Analysis, Inc. (the “EVA”). We are not affiliated with the EVA and the EVA is not aware of and has not consented to being named in this prospectus supplement. Although we believe that this information is reliable, we have not independently verified the accuracy or completeness of this information.

Unless the context otherwise indicates, references to “Massey,” “we,” “us,” “our,” and “Company” in this prospectus supplement refer to Massey Energy Company and its subsidiaries, and references to “A.T. Massey” are to A.T. Massey Coal Company, Inc., our wholly-owned and sole, direct operating subsidiary.

ii

Summary

This summary highlights selected information about us and this common stock offering. This summary is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, including the information under the caption “Risk Factors” and the information we incorporate by reference, in its entirety.

We produce, process and sell bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through our 23 processing and shipping centers, called “resource groups,” many of which receive coal from multiple mines. These resource groups support our 45 underground mines (two of which employ both room and pillar and longwall mining) and 20 surface mines (with 11 highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that we operate may vary from time to time depending on a number of factors, including existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor. Steam (also called utility) coal, which accounted for approximately 66% of our produced coal sales volume in the year ended December 31, 2008, is primarily purchased by utilities as fuel for electricity generation. Approximately 10% of our produced coal sales volume in the year ended December 31, 2008 was generated by sales to industrial customers that use coal with certain quality characteristics for generation of electricity or for process steam. Metallurgical coal, which accounted for approximately 24% of our produced coal sales volume in the year ended December 31, 2008 is used primarily to make coke for use in the manufacture of steel and can also be marketed as an ultra high quality, low sulfur steam coal for electricity generation. Metallurgical coal generally sells at a premium over steam coal because of its unique quality characteristics. During the year ended December 31, 2008, we sold 41.0 million tons of coal generating produced coal revenues of $2,560 million.

CORPORATE INFORMATION

A.T. Massey was originally incorporated in Richmond, Virginia in 1920 as a coal brokering business. In the late 1940s, A.T. Massey expanded its business to include coal mining and processing. In 1974, St. Joe Minerals acquired a majority interest in A.T. Massey. In 1981, St. Joe Minerals was acquired by Fluor Corporation. A.T. Massey was wholly owned by Fluor Corporation from 1987 until November 30, 2000. On November 30, 2000, we completed a reverse spin-off which separated Fluor Corporation into two entities: the “new” Fluor Corporation and Fluor Corporation which retained our coal-related businesses and was subsequently renamed Massey Energy Company. Massey Energy Company has been a separate, publicly traded company since December 1, 2000.

Our principal executive offices are located at 4 North 4th Street, Richmond, Virginia 23219. Our telephone number is (804) 788-1800. Our website is www.masseyenergyco.com. Information on our website is not part of this prospectus.

The offering

Issuer	Massey Energy Company

Common stock we are offering	Up to 5,000,000 shares of Common Stock

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include funding for acquisitions or investments in business, products, technologies and repurchases and repayment of our indebtedness. See “Use of proceeds.”

New York Stock Exchange symbol	MEE

Risk factors	In analyzing an investment in the shares of common stock we are offering pursuant to this prospectus supplement, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under “Risk factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission (the “SEC”).

Risk factors

An investment in our common stock offered by this prospectus supplement involves a high degree of risk. Before deciding to invest in our common stock you should carefully consider the risks discussed below and other information contained in our Annual Report on Form 10-K for the year ended December 31, 2007, including Item 1. Business, under the headings “Customers and Coal Contracts,” “Competition,” “Environmental, Safety and Health Laws and Regulations,” Item 1A. Risk Factors, Item 3. Legal Proceedings and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (as updated in our future SEC filings incorporated by reference in this prospectus supplement) and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, including Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (as updated in our future SEC filings incorporated by reference in this prospectus supplement), in addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business and results of operations. If any of these risks actually materializes, our business, financial condition and results of operations would suffer. In such event, the market price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THIS OFFERING

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

The market price of our common stock has experienced, and may continue to experience, significant volatility. Between January 1, 2007 and February 2, 2009, the trading price of our common stock on the New York Stock Exchange has ranged from a low of $10.05 per share to a high of $95.70 per share. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock. These risks include those described in this “Risk factors” section and in the documents incorporated herein by reference (as updated in our future SEC filings incorporated by reference in this prospectus supplement) as well as, among other things:

➢	our operating and financial performance and prospects;

➢	our ability to repay our debt;

➢	investor perceptions of us and the industry and markets in which we operate;

➢	our dividend policy;

➢	future sales of equity or equity-related securities;

➢	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations;

➢	changes in the competitive landscape for our industry;

➢	anticipated or pending litigation, investigations or proceedings that involve or affect us;

➢	changes in earnings estimates or buy/sell recommendations by analysts; and

➢	general financial, domestic, international, economic and other market conditions.

In addition, the stock market in recent years and particularly since mid 2008 has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management. As a result of these factors, among others, the value of your investment may decline, and you may be unable to resell your shares of our common stock at or above the offering price.

We may issue additional shares of common stock, preferred stock or securities convertible into equity securities and thereby materially and adversely affect the price of our common stock. Hedging activities may depress the trading price of our common stock.

Any future issuances of equity securities, including upon conversion of existing or future issuances of convertible securities, could dilute your interests and could substantially decrease the trading price of our common stock. We are not restricted from issuing additional common stock and have no obligation to consider your interests for any reason. We cannot predict the size or future issuances or sales of our common stock or the effect, if any, that such issuances or sales, including those made pursuant to the equity distribution agreement, may have on the market price for our common stock. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. In addition, UBS Securities LLC, as sales agent under the equity distribution agreement, will not engage in any transactions that stabilize the price of our common stock. The issuance and sale of substantial amounts of common stock, including issuances and sales pursuant to the equity distribution agreement, or the announcement that such issuances and sales may occur, may materially and adversely affect the price of our common stock.

We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding options or the conversion of our convertible notes or for other reasons. As of January 28, 2009, there were:

➢	2,612,517 shares of our common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $25.81 per share, of which options to purchase 1,374,798 shares were exercisable as of that date at a weighted average exercise price of $28.00 per share;

➢	290,723 shares of our common stock issuable upon conversion of our outstanding 4.75% convertible senior notes due 2023 (the “4.75% Notes”) and 2.25% convertible senior notes due 2024 (the “2.25% Notes,” together with the 3.25% convertible senior notes due 2015 (the “3.25% Notes”) and the 4.75% Notes, the “Convertible Notes”); and

➢	1,362,752 shares of our common stock available for future grant under our current equity incentive plans.

In addition, our board of directors is authorized to issue shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

The price of our common stock could also be affected by possible sales of our common stock by investors who view our convertible notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that involves our common stock.

Provisions in our restated certificate of incorporation and restated bylaws, the agreements governing our indebtedness and Delaware law may discourage a takeover attempt even if doing so might be beneficial to our shareholders.

Provisions contained in our restated certificate of incorporation and restated bylaws could impose impediments to the ability of a third party to acquire us even if a change of control would be beneficial to you. Provisions of our restated certificate of incorporation and restated bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our restated certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Thus, our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. We are also subject to provisions of Delaware law that prohibit us from engaging in any business combination with any “interested stockholder,” meaning, generally, that a stockholder who beneficially owns more than 15% of our stock cannot acquire us for a period of three years from the date this person became an interested stockholder unless various conditions are met, such as approval of the transaction by our board of directors. These provisions may have the effect of delaying or deterring a change of control of our Company, and could limit the price that certain investors might be willing to pay in the future for shares of our common stock. See “Description of Our Common Stock” in the accompanying prospectus.

If a “fundamental change” (as defined in the indentures governing the Convertible Notes) occurs, holders of the 3.25% Notes will have the right, at their option, either to convert their 3.25% Notes or require us to repurchase all or a portion of their 3.25% Notes, and holders of the 4.75% Notes and 2.25% Notes will have the right to require us to repurchase all or a portion of their notes. In the event of a “make-whole fundamental change” (as defined in the indenture governing the 3.25% Notes), we also may be required to increase the conversion rate applicable to any 3.25% Notes surrendered for conversion. In addition, the indentures for the Convertible Notes prohibit us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity is a U.S. entity that assumes our obligations under the Convertible Notes. Certain of our debt instruments impose similar restrictions on us, including with respect to mergers or consolidations with other companies and the sale of substantially all of our assets. These provisions could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the portion of the proceeds from this offering for general corporate purposes. We will retain broad discretion over the use of the proceeds from this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits. See “Use of proceeds.”

Special note regarding forward-looking statements

From time to time, we make certain comments and disclosures in this prospectus supplement and the accompanying prospectus that may be forward-looking in nature. Examples include statements related to our future outlook, anticipated capital expenditures, projected cash flows and borrowings, and sources of funding. We caution readers that forward-looking statements, including disclosures that use words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “project,” “will” and similar words or statements are subject to certain risks, trends and uncertainties that could cause actual cash flows, results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from the expectations expressed or implied in such forward-looking statements. Any forward-looking statements are also subject to a number of assumptions regarding, among other things, future economic, competitive and market conditions. These assumptions are based on facts and conditions, as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of circumstances and events beyond our control. We disclaim any intent or obligation to update these forward-looking statements unless required by securities law, and we caution the reader not to rely on them unduly.

We have based any forward-looking statements we have made on our current expectations and assumptions about future events and circumstances that are subject to risks, uncertainties and contingencies that could cause results to differ materially from those discussed in the forward-looking statements, including, but not limited to:

(i)	our cash flows, results of operation or financial condition;

(ii)	the successful completion of acquisition, disposition or financing transactions and the effect thereof on our business;

(iii)	governmental policies, laws, regulatory actions and court decisions affecting the coal industry or our customer’s coal usage;

(iv)	legal and administrative proceedings, settlements, investigations and claims and the availability of insurance coverage related thereto;

(v)	inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage;

(vi)	our production capabilities to meet market expectations and customer requirements;

(vii)	our ability to obtain coal from brokerage sources or contract miners in accordance with their contracts;

(viii)	our ability to obtain and renew permits necessary for our existing and planned operations in a timely manner;

(ix)	the cost and availability of transportation for our produced coal;

(x)	our ability to expand our mining capacity;

(xi)	our ability to manage production costs, including labor costs;

(xii)	adjustments made in price, volume or terms to existing coal supply agreements;

(xiii)	the worldwide market demand for coal, electricity and steel;

(xiv)	environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy such as natural gas and nuclear energy;

(xv)	competition among coal and other energy producers in the Unites States and internationally;

(xvi)	our ability to timely obtain necessary supplies and equipment;

(xvii)	our reliance upon and relationships with our customers and suppliers;

(xviii)	the creditworthiness of our customers and suppliers;

(xix)	our ability to attract, train and retain a skilled workforce to meet replacement or expansion needs;

(xx)	our assumptions and projections concerning economically recoverable coal reserve estimates;

(xxi)	our failure to enter into anticipated new contracts;

(xxii)	future economic or capital market conditions;

(xxiii)	foreign currency fluctuations;

(xxiv)	the availability and costs of credit, surety bonds and letters of credit that we require;

(xxv)	the lack of insurance against all potential operating risks;

(xxvi)	our assumptions and projections regarding pension and other post-retirement benefit liabilities;

(xxvii)	our interpretation and application of accounting literature related to mining specific issues; and

(xxviii)	the successful implementation of our strategic plans and objectives for future operations and expansion or consolidation.

We are including this cautionary statement in this document to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us. Any forward-looking statements should be considered in context with the various disclosures made by us about our businesses, including without limitation the disclosures included in the documents incorporated by reference in this prospectus supplement and the risk factors described above in the section of this prospectus supplement entitled “Risk factors” and in the documents incorporated by reference in this prospectus supplement (as updated in our future SEC filings incorporated by reference in this prospectus supplement).

Use of proceeds

We intend to use the proceeds of this offering, after deducting estimated offering expenses, for general corporate purposes, which may include funding for acquisitions or investments in business, products, technologies and repurchases and repayment of our indebtedness.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the net proceeds in short-term, interest-bearing instruments such as U.S. government securities and municipal bonds.

Price range of our common stock

Our common stock trades on the New York Stock Exchange under the symbol “MEE.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock reported on the New York Stock Exchange and the dividends declared on each share of common stock for the periods indicated.

	High	Low	Dividends
2006
First Quarter	$41.53	$33.10	$0.04
Second Quarter	44.34	32.15	0.04
Third Quarter	37.05	18.77	0.04
Fourth Quarter	28.00	19.31	0.04

2007
First Quarter	$26.35	$21.55	$0.04
Second Quarter	30.73	23.97	0.04
Third Quarter	26.80	16.01	0.04
Fourth Quarter	37.99	21.49	0.05

2008
First Quarter	$44.00	$26.22	$0.05
Second Quarter	95.70	35.33	0.05
Third Quarter	94.09	31.15	0.05
Fourth Quarter	35.00	10.05	0.06

2009
First Quarter (through February 2, 2009)	$18.69	$12.69	—

As of January 28, 2009, there were 85,447,588 shares of common stock issued and outstanding and approximately 6,887 registered holders of record of our common stock. The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Dividend policy

Our current dividend policy anticipates the payment of quarterly dividends in the future. Our Board of Directors increased the regular quarterly dividend to $0.06 per share in the fourth quarter of 2008. We currently intend to continue to pay regular quarterly dividends on our common stock at a rate of $0.06 per share. The ABL Facility and our 6.875% senior notes due 2013 (the “6.875% Notes”) contain provisions that restrict us from paying dividends in excess of certain amounts. The ABL Facility limits the payment of dividends to $50 million annually on common stock. The 6.875% Notes limit the payment of dividends to $25 million annually on common stock, plus the availability in the Restricted Payments Baskets (as defined in the indenture governing the 6.875% Notes). In addition, dividends can be paid only so long as no default exists under the ABL Facility or the 6.875% Notes, as the case may be, or would result thereunder from paying such dividend. There are no other restrictions, other than those set forth under the corporate laws of the State of Delaware, where we are incorporated, on our ability to declare and pay dividends. The declaration and payment of dividends to holders of common stock will be at the discretion of the board of directors and will be dependent upon our future earnings, financial condition, and capital requirements.

U.S. federal income tax considerations

The following is a summary of the anticipated U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This summary addresses only the U.S. federal income tax considerations of holders of our common stock who are initial purchasers of our common stock and that will hold the common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This description does not address tax considerations applicable to holders that may be subject to certain special U.S. federal income tax rules, such as:

➢	financial institutions,

➢	banks,

➢	insurance companies,

➢	real estate investment trusts,

➢	regulated investment companies,

➢	partnerships,

➢	grantor trusts,

➢	dealers or traders in securities or currencies or notional principal contracts,

➢	tax-exempt entities,

➢	certain former citizens or long-term residents of the United States,

➢	persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,

➢	persons who use or are required to use mark-to-market accounting,

➢	persons that will hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of “synthetic security” or other integrated transaction for U.S. federal income tax purposes, or

➢	U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar.

This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any U.S. state, local or foreign tax consequences, of the purchase, ownership and disposition of our common stock.

This summary is based upon the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service (the “IRS”) or U.S. courts will agree with the tax consequences described in this summary.

EACH PROSPECTIVE PURCHASER OF OUR COMMON STOCK IS URGED TO CONSULT ITS TAX ADVISOR REGARDING ITS SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

U.S. HOLDERS

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

➢	a citizen or individual resident of the United States,

➢	corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof (or the District of Columbia),

➢	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

➢	a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

Distributions on Common Stock

General Taxation of Distributions

A U.S. Holder that receives a distribution with respect to our common stock, including a constructive distribution, of cash or property, generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our common stock and thereafter as gain from the sale or exchange of common stock. (See “Sale or Exchange of Common Stock” below). Dividends received on common stock generally will be eligible for the “dividends received deduction” if the U.S. Holder receiving such dividend is a U.S. corporation.

Reduced Tax Rates for Certain Dividends

For taxable years beginning before January 1, 2011, a dividend paid by us generally will be eligible to be taxed at the preferential tax rates applicable to long-term capital gains if the U.S. Holder receiving such dividend is an individual, estate, or trust.

Sale or Exchange of Common Stock

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of our common stock in an amount equal to the difference, if any, between the amount realized on such sale or exchange and the U.S. Holder’s adjusted tax basis in our common stock. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the common stock is held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations under the Code.

Backup Withholding Tax and Information Reporting Requirements

Unless a holder of our common stock is a corporation or other exempt recipient, payments to certain holders of our common stock of dividends or the proceeds of the sale or other disposition of our common stock that are made within the United States or through certain United States-related financial intermediaries may be subject to information reporting. Such payments may also be subject to U.S. federal backup withholding tax at the rate of twenty-eight percent (28%) (subject to periodic adjustment) if the holder of our common stock fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a holder of our common stock under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

NON-U.S. HOLDERS

A “Non-U.S. Holder” means a beneficial owner of our common stock (other than a partnership) that is not a U.S. Holder.

Dividends

In the event that we pay dividends, dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the Non-U.S. Holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Any gain realized on the disposition of our common stock generally will not be subject to U.S. federal income tax unless:

➢	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder;

➢	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

➢	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under applicable graduated U.S. federal income tax rates. An individual Non-U.S.

Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe that we may be a “United States real property holding corporation” (“USRPHC”), for U.S. federal income tax purposes. A Non-U.S. holder will not be subject to U.S. federal income tax on a net income basis with respect to any gain realized on our common stock solely because of our status as a USRPHC so long as our common stock is “regularly traded on an established securities market,” and such Non-U.S. holder did not hold directly or indirectly more than 5% of our common stock at any time during the shorter of the five-year period preceding the date of the disposition or the holder’s holding period.

If a Non-U.S. Holder owned directly or indirectly more than 5% of our common stock at any time during the applicable period or our common stock was not considered to be “regularly traded on an established securities market,” then any gain recognized by a Non-U.S. Holder on the sale or other disposition of our common stock would be treated as effectively connected with a U.S. trade or business and would be subject to U.S. federal income tax at applicable graduated U.S. federal income tax rates and in much the same manner as applicable to U.S. persons. If our common stock was not considered to be “regularly traded on an established securities market,” a Non-U.S. Holder could also be subject to certain withholding taxes imposed on the gross proceeds realized with respect to the sale or other disposition of our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Certain ERISA considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit “employee benefit plans” (as defined in Section 3(3) of ERISA) which are subject to Title I of ERISA (“ERISA Plans”) and certain other retirement plans, accounts and arrangements that are subject to Section 4975 of the Code (such accounts, together with ERISA Plans, referred to as “Plan” or “Plans”) from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The acquisition of shares of our common stock by a Plan with respect to which we or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of shares of common stock. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering acquiring shares of our common stock on behalf of, or with the assets of, any plan consult with their counsel regarding the potential applicability of ERISA and Section 4975 of the Code to such investment and whether an exemption would be applicable to the acquisition and holding of shares of our common stock. Governmental plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Title I of ERISA or of Section 4975 of the Code may nevertheless be subject to other local, state, federal, foreign or other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of such plans should consult with their counsel before purchasing any shares of our common stock.

Plan of distribution

We have entered into an equity distribution agreement with UBS Securities LLC. Subject to the terms and conditions of the equity distribution agreement, we may offer and sell up to 5,000,000 shares of our common stock from time to time through UBS Securities LLC as our sales agent. Sales of the shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions, or as otherwise agreed with UBS Securities LLC. As sales agent, UBS Securities LLC will not engage in any transactions that stabilize our common stock.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to UBS Securities LLC as principal for its own account at a price agreed upon at the time of sale. If we sell shares to UBS Securities LLC as principal, we will enter into a separate terms agreement with UBS Securities LLC, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

UBS Securities LLC, as agent, will use its reasonable efforts to sell shares of common stock on a daily basis as sales agent or as otherwise agreed upon by UBS Securities LLC and us. We will designate the maximum amount of shares of common stock to be sold through UBS Securities LLC on a daily basis or otherwise as we and UBS Securities LLC agree. Subject to the terms and conditions of the equity distribution agreement, UBS Securities LLC will use its reasonable efforts to sell on our behalf all of the designated shares of common stock. We may instruct UBS Securities LLC not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or UBS Securities LLC may suspend the offering of shares of common stock by notifying the other.

We will pay UBS Securities LLC a commission up to 2% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares. We have agreed to reimburse UBS Securities LLC for certain of its expenses.

We have agreed not to sell, offer to sell, contract to or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock or warrants or other rights to purchase our common stock or any of our other securities that are substantially similar to our common stock or permit the registration under the Securities Act of any shares of our common stock at any time that sales of shares of our common stock have been made but not settled or at any time we have outstanding with UBS Securities LLC any instructions to sell shares of our common stock but such instructions have not been fulfilled or cancelled, in each case without giving UBS Securities LLC at least three business days’ prior written notice, subject to certain exceptions, including pursuant to this offering of common stock, pursuant to our employee benefit plans and issuances upon conversion of outstanding securities or the exercise of outstanding options or warrants. If we notify UBS Securities LLC of a proposed sale, it may suspend sales of common stock pursuant to this prospectus supplement for the period of time requested by us or as it deems appropriate.

Settlement for sales of common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, UBS Securities LLC may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to UBS Securities LLC may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to UBS Securities LLC against certain civil liabilities, including liabilities under the Securities Act. UBS Securities LLC may engage in transactions with, or perform other services for, us in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the shares offered hereby.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of 5,000,000 shares of common stock pursuant to the equity distribution agreement or (ii) the termination of the equity distribution agreement by either UBS Securities LLC or us.

The sales agent and its affiliates have provided and may provide certain commercial banking, financial advisory and investment banking services for us for which they receive fees. The sales agent and its affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

Legal matters

Troutman Sanders LLP will pass upon the validity of the shares of common stock offered by this prospectus supplement. The validity of the shares of common stock offered by this prospectus supplement will be passed upon for the sales agent by Simpson Thacher & Bartlett LLP.

Experts

The consolidated financial statements of Massey Energy Company at December 31, 2007 and for each of the three years in the period ended December 31, 2007, appearing in Massey Energy Company’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Massey Energy Company’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information in this prospectus supplement. We incorporate by reference the documents listed below. The documents filed by us which we incorporate by reference include:

(1)	The portions of our definitive proxy statement on Schedule 14A that were deemed “filed” with the SEC under the Exchange Act on April 15, 2008;

(2)	Annual report on Form 10-K for the fiscal year ended December 31, 2007;

(3)	Quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

(4)	The description of our common stock contained in our current report on Form 8-K, filed with the SEC on May 24, 2001;

(5)	Current reports on Form 8-K, filed with the SEC on January 11, 2008, January 17, 2008, February 21, 2008, March 14, 2008, May 14, 2008, May 23, 2008, August 12, 2008, August 22, 2008, October 16, 2008, November 14, 2008 and December 24, 2008; and

(6)	Items 8.01 and 9.01 (Exhibit 99.2) of our current report on Form 8-K, filed with the SEC on April 4, 2008.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, from the date of this prospectus supplement until the completion of the offering to which this prospectus supplement relates or this offering is terminated, shall also be deemed to be incorporated by reference in, and to be part of, this prospectus supplement and the accompanying prospectus from the date any such document is filed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statements contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified, superseded or replaced for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement and the accompanying prospectus. Statements contained in this prospectus supplement, the accompanying prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

You may request a copy of the above-documented filings at no cost by telephone at (886) 814-6512 or by writing to us at Massey Energy Company, Post Office Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.

Where you can find more information

We file reports, proxy statements, and other information with the SEC. Copies of our reports, proxy statements, and other information may be inspected at the public reference facilities maintained by the SEC:

Public Reference Room

Securities and Exchange Commission

100 F Street, NE

Washington D.C. 20549

Copies of these materials may be obtained by mail at prescribed rates from the public reference section of the SEC at the address indicated above or by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other information filed with the SEC are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make available, free of charge through our website, www.masseyenergyco.com, our annual report, quarterly reports, current reports, proxy statements, section 16 reports and other information (and any amendments thereto) as soon as practicable after filing or furnishing the material to the SEC, in addition to our Corporate Governance Guidelines, codes of ethics and the charters of the Audit, Compensation, Executive, Finance, Governance and Nominating, and Safety, Environmental, and Public Policy Committees. These materials also may be requested at no cost by telephone at (866) 814-6512 or by mail at: Massey Energy Company, Post Office Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.

PROSPECTUS

MASSEY ENERGY COMPANY

Common Stock

Preferred Stock

Warrants

Debt Securities

Guarantees of Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	shares of our common stock, including shares of our common stock issuable upon conversion or exchange of convertible debt securities;

•	shares of our preferred stock;

•	warrants to purchase equity securities; and

•	debt securities (which may be guaranteed).

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you make your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 5, 2008

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the securities offered by this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any prospectus supplement or the documents incorporated by reference herein is accurate only as of the dates of the respective documents in which such information is included, regardless of the time of delivery of such document or any sale of the securities offered hereby.

ABOUT THIS PROSPECTUS

This prospectus describes some of the general terms that may apply to the securities offered hereby. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you make your investment decision.

In this prospectus, we refer to information regarding the coal industry in the United States from Energy Ventures Analysis, Inc. (the “EVA”). We are not affiliated with the EVA and the EVA is not aware of and has not consented to being named in this prospectus. Although we believe that this information is reliable, we have not independently verified the accuracy or completeness of this information.

Unless the context otherwise indicates, references to “Massey,” “we,” “us,” “our,” and “Company” in this prospectus refer to Massey Energy Company and its subsidiaries, and references to “A.T. Massey” are to A.T. Massey Coal Company, Inc., our wholly owned and sole, direct operating subsidiary.

i

MASSEY ENERGY COMPANY

Overview

We are one of the premier coal producers in the United States. As measured by 2007 revenue, EVA ranks us as the fourth largest United States coal company in terms of produced coal revenues. We are the largest coal company in Central Appalachia, our primary region of operation, in terms of revenue, tons produced and total coal reserves.

We produce, process and sell bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through our 23 processing and shipping centers, many of which receive coal from multiple mines. At June 30, 2008, we operated 57 mines, including 43 underground (two of which employ both room and pillar and longwall mining) and 14 surface (with nine highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that we operate may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for our steam coal product include primarily electric power utility companies who use our coal as fuel for their steam-powered generators. Customers for our metallurgical coal include primarily steel producers who use our coal to produce coke, which is in turn used as a raw material in the steel manufacturing process.

Corporate Information

A.T. Massey was originally incorporated in Richmond, Virginia in 1920 as a coal brokering business. In the late 1940s, A.T. Massey expanded its business to include coal mining and processing. In 1974, St. Joe Minerals acquired a majority interest in A.T. Massey. In 1981, St. Joe Minerals was acquired by Fluor Corporation. A.T. Massey was wholly owned by Fluor Corporation from 1987 until November 30, 2000. On November 30, 2000, we completed a reverse spin-off which separated Fluor Corporation into two entities: the “new” Fluor Corporation and Fluor Corporation which retained our coal-related businesses and was subsequently renamed Massey Energy Company. Massey Energy Company has been a separate, publicly traded company since December 1, 2000.

Our principal executive offices are located at 4 North 4th Street, Richmond, Virginia 23219. Our telephone number is (804) 788-1800. Our website is www.masseyenergyco.com. Information on our website is not part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make certain comments and disclosures in this prospectus, any prospectus supplement and the documents incorporated by reference that may be forward-looking in nature. Examples include statements related to our future outlook, anticipated capital expenditures, projected cash flows and borrowings, and sources of funding. We caution readers that forward-looking statements, including disclosures that use words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “project,” “will” and similar words or statements are subject to certain risks, trends and uncertainties that could cause actual cash flows, results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from the expectations expressed or implied in such forward-looking statements. Any forward-looking statements are also subject to a number of assumptions regarding, among other things, future economic, competitive and market conditions. These assumptions are based on facts and conditions, as they exist at the time such statements are made as well as predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of circumstances and events beyond our control. We disclaim any intent or obligation to update these forward-looking statements unless required by securities law, and we caution the reader not to rely on them unduly.

We have based any forward-looking statements we have made on our current expectations and assumptions about future events and circumstances that are subject to risks, uncertainties and contingencies that could cause results to differ materially from those discussed in the forward-looking statements, including, but not limited to:

(i)	our cash flows, results of operation or financial condition;

(ii)	the successful completion of acquisition, disposition or financing transactions and the effect thereof on our business;

(iii)	governmental policies, laws, regulatory actions and court decisions affecting the coal industry or our customer’s coal usage;

(iv)	legal and administrative proceedings, settlements, investigations and claims and the availability of insurance coverage related thereto;

(v)	inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage;

(vi)	our production capabilities to meet market expectations and customer requirements;

(vii)	our ability to obtain coal from brokerage sources or contract miners in accordance with their contracts;

(viii)	our ability to obtain and renew permits necessary for our existing and planned operations in a timely manner;

(ix)	the cost and availability of transportation for our produced coal;

(x)	our ability to expand our mining capacity;

(xi)	our ability to manage production costs, including labor costs;

(xii)	adjustments made in price, volume or terms to existing coal supply agreements;

(xiii)	the worldwide market demand for coal, electricity and steel;

(xiv)	environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy such as natural gas and nuclear energy;

(xv)	competition among coal and other energy producers, in the Unites States and internationally;

(xvi)	our ability to timely obtain necessary supplies and equipment;

(xvii)	our reliance upon and relationships with our customers and suppliers;

(xviii)	the creditworthiness of our customers and suppliers;

(xix)	our ability to attract, train and retain a skilled workforce to meet replacement or expansion needs;

(xx)	our assumptions and projections concerning economically recoverable coal reserve estimates;

(xxi)	our failure to enter into anticipated new contracts;

(xxii)	future economic or capital market conditions;

(xxiii)	foreign currency fluctuations;

(xxiv)	the availability and costs of credit, surety bonds and letters of credit that we require;

(xxv)	the lack of insurance against all potential operating risks;

(xxvi)	our assumptions and projections regarding pension and other post-retirement benefit liabilities;

(xxvii)	our interpretation and application of accounting literature related to mining specific issues; and

(xxviii)	the successful implementation of our strategic plans and objectives for future operations and expansion or consolidation.

We are including this cautionary statement in this document to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us. Any forward-looking statements should be considered in context with the various disclosures made by us about our businesses, including, without limitation, the risk factors described above in any prospectus supplement, the documents incorporated by reference, including those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we have filed, or will file, with the Securities and Exchange Commission (“SEC”), and other factors that may be included in our filings with the SEC.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures, working capital and any other purposes that may be stated in any prospectus supplement. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the last five years:

	YEAR ENDED DECEMBER 31,								SIX MONTHS ENDED JUNE 30,
	2007	2006	2005		2004		2003		2008		2007
Ratio of earnings to fixed charges(1)(2)	2.5	1.4	—	(1)	—	(1)	—	(1)	—	(1)	2.7

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income from operations before income taxes plus fixed charges. “Fixed charges” consist of interest and debt expense, capitalized interest and a portion of rent expense we believe to be representative of interest. Earnings for the years ended December 31, 2005, 2004 and 2003 and the six months ended June 30, 2008, were inadequate to cover fixed charges, with a deficiency of $75.4 million, $5.6 million, $60.6 million and $72.5 million, respectively.
(2)	There were no preferred stock dividends during any of the periods presented above. As a result, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF OUR COMMON STOCK

We are incorporated in Delaware. The rights of our stockholders are governed by Delaware law and our restated certificate of incorporation and restated bylaws. The following briefly summarizes the provisions of Delaware law, our restated certificate of incorporation and restated bylaws that would be important to holders of our securities. The following description is not complete and is subject to, and qualified in its entirety by reference to, Delaware law and the terms and provisions of our restated certificate of incorporation and restated bylaws. In this section, all references to “Massey,” “we,” “us” or similar references mean only Massey Energy Company and do not include its subsidiaries.

General

Our restated certificate of incorporation authorizes the issuance of 150 million shares of common stock, $0.625 par value per share. As of June 30, 2008, there were 80,765,855 shares of common stock issued and outstanding, which were held by approximately 6,677 stockholders of record.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on generally by stockholders, except the election of directors as to which our restated certificate of incorporation grants cumulative voting rights to stockholders. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power.

Under our restated bylaws, stockholder action is effective upon majority vote. However, an affirmative vote of the holders of at least 80% of the voting power of our outstanding shares is required for the approval of any proposal to amend or repeal our restated bylaws or to:

•

merge or consolidate with another corporation that, together with its affiliates, beneficially owns more than 5% of the voting power of our outstanding shares (such other corporation and its affiliates referred to as a “related corporation”);

•	sell or exchange all or substantially all of our assets or business to or with a related corporation; or

•	issue or deliver any stock or other securities in exchange or payment for any assets or property of, or securities issued by, a related corporation;

unless such actions are approved by our board of directors before the acquisition by the related corporation of beneficial ownership of more than 5% of the voting power of our outstanding shares.

Furthermore, the affirmative vote of the holders of at least 80% of the voting power of our outstanding shares must approve changes to provisions in our restated certificate of incorporation relating to:

•	amendment of our restated certificate of incorporation or restated bylaws;

•	classification of our board of directors;

•	prohibition of stockholder action without a meeting;

•	cumulative voting;

•	vote required for certain extraordinary transactions with related corporations; and

•	appraisal rights.

Dividend Rights; Rights Upon Liquidation

Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to receive dividends on their shares of common stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up.

Classification of Our Board of Directors

Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our directors are elected each year. We believe that a classified board of directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors because a majority of the directors at any given time will have prior experience as directors of Massey Energy. This provision should also help to ensure that, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock we will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all of our stockholders.

A classified board of directors could prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the third party obtains the controlling stock interest. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of Massey Energy and could thus increase the likelihood that incumbent directors will retain their positions.

Miscellaneous

Holders of our common stock have no preferences or preemptive, conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us, and the holders of our common stock will not be liable for any of our liabilities. All of the outstanding shares of our common stock are, and any common stock issued and sold pursuant to this prospectus and any prospectus supplement will be, fully paid and nonassessable.

Our common stock is listed on the NYSE under the symbol “MEE.”

Anti-Takeover Provisions of Our Restated Certificate of Incorporation and Restated Bylaws and Delaware Law

General

Our restated certificate of incorporation, restated bylaws and Section 203 of the Delaware General Corporation Law contain provisions that may have the effect of impeding the acquisition of control of Massey Energy by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt that is unfair to our stockholders.

Restated Certificate of Incorporation and Bylaw Provisions

Preferred Stock. Under our restated certificate of incorporation, our board of directors has the authority, without further stockholder approval, to issue preferred stock in series and to fix the designations, voting power, preferences and rights of the shares of each series and any qualifications, limitations or restrictions with respect to that series. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender offer for a substantial amount of our common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render more difficult for, or discourage an attempt by, a potential acquiror to obtain control of

Massey Energy by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Massey Energy without any further action by our stockholders.

Other Provisions. Other provisions of our restated certificate of incorporation and restated bylaws that may make replacing our board more difficult include:

•	80% supermajority voting requirements to approve certain extraordinary corporate transactions or certain amendments to our restated certificate of incorporation and restated bylaws;

•	classification of our board of directors;

•	prohibition on stockholders calling a meeting or acting by written consent;

•	requirements for advance notice for raising business or making nominations at stockholder meetings; and

•	ability of our board of directors to increase the size of the board and fill vacancies on the board.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit us from engaging in certain “business combinations” with an “interested stockholder” for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:

•

before the date that the person became an interested stockholder, our board of directors approved the transaction or business combination that resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

•

on or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least 66 2/3% of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who together with that person’s affiliates and associates owns, or within the previous three years did own, 15% or more of our outstanding voting stock.

Transfer Agent and Registrar

Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock.

Limitation of Liability and Indemnification Matters

Our restated certificate of incorporation requires that our directors and officers be indemnified to the maximum extent permitted by Delaware law.

Our restated certificate of incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

DESCRIPTION OF PREFERRED STOCK

Our restated certificate of incorporation authorizes the issuance of 20 million shares of preferred stock. As of the date hereof, there were no shares of our preferred stock outstanding. The board of directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of the common stock and could adversely affect the voting and other rights of the holders of common stock.

We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following:

•

the title of the series and the number of shares in the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

whether the shares of the preferred stock being offered will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable. We are not required by the Delaware General Corporation Law to seek stockholder approval prior to any issuance of authorized but unissued stock and our board of directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law or the listing requirements of the New York Stock Exchange. As of the date of this prospectus, our board of directors had not established any series of preferred stock, and no shares of our preferred stock are outstanding.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be governed by an indenture among us, the guarantors parties thereto and Wilmington Trust Company, as trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default.” Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities. The forms of the indenture and the debt securities are filed as exhibits to the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities of the series (which shall distinguish the debt securities of the series from debt securities of any other series);

•

any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under this indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to specified provisions of the indenture);

•

the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•

the date or dates on which the principal of any debt securities of the series is payable or the method by which such date shall be determined and the right, if any, to shorten or extend the date on which the principal of any debt securities of the series is payable and the conditions to any such change;

•

the rate or rates at which any debt securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined; the date or dates from which any such interest shall accrue; the interest payment dates on which any such interest shall be payable; the manner (if any) of determination of such interest payment dates; and the regular record date, if any, for any such interest payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the terms of such extension or extensions;

•

the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable and whether, if acceptable to the trustee, any principal of such debt securities shall be payable without presentation or surrender thereof;

•

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•

the obligation, if any, of the company to redeem or purchase any debt securities of the series pursuant to any sinking fund, purchase fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series shall be issuable;

•

if the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•

if the principal of or any premium or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such debt securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	if either or both of legal defeasance and covenant defeasance provisions do not apply to any debt securities of the series;

•	if the debt securities of the series are convertible or exchangeable into our common stock or other securities;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global debt securities and, in such case, the respective depositary or depositaries for such global debt securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in addition to or in lieu of those set forth in the indenture in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition, modification or deletion of any events of default or covenants provided with respect to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable; and

•	any other terms of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantees described below are governed by the laws of the State of New York.

Payment and Paying Agents

We will pay interest to you if you are a holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date.

We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Form, Exchange, Registration and Transfer

Unless otherwise provided in a prospectus supplement, we intend to issue debt securities only in registered global form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Guarantees

Except to the extent otherwise provided in the applicable prospectus supplement, our obligations under the debt securities and the indenture are guaranteed (each, a “guarantee”) by the subsidiaries that guarantee our outstanding senior and convertible notes, which represent substantially all of our subsidiaries. Certain future subsidiaries will not be required to become guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us or to their guarantor parents.

The obligations of each subsidiary guarantor under its guarantee are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such subsidiary guarantor and after giving effect to any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of the obligations of any such other subsidiary guarantor under its guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of any such subsidiary guarantor under its guarantee not constituting a fraudulent conveyance, fraudulent transfer or similarly avoidable transaction under U.S. federal or state law. Each subsidiary guarantor that makes a payment or distribution under its guarantee is entitled to a contribution from each other subsidiary guarantor in a pro rata amount based on net assets of each subsidiary guarantor.

A subsidiary guarantor will be released and relieved of any obligations under its guarantee:

•

in the event of a sale or other disposition of all of the assets of any subsidiary guarantor, by way of merger, amalgamation, consolidation, plan of arrangement or otherwise, or a sale or other disposition of all the equity interests of any subsidiary guarantor then held by us and our subsidiaries; or

•	if the subsidiary guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, us or another subsidiary guarantor in a compliance with the indenture.

Additional Guarantees

Except to the extent otherwise provided in the applicable prospectus supplement, we will covenant with respect to the debt securities of each series that if any subsidiary that is not a guarantor incurs any indebtedness (other than indebtedness owing to us or another subsidiary or non-recourse indebtedness), including any guarantee of any of our or our subsidiary’s indebtedness (other than a guarantee of indebtedness owing to us or our subsidiary), then we shall cause such subsidiary to:

•	execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such subsidiary shall issue a guarantee; and

•

deliver to the trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture and guarantee have been duly authorized, executed and delivered by such subsidiary and constitute legal, valid, binding and enforceable obligations of such subsidiary.

Thereafter, such subsidiary shall be a guarantor for all purposes of the indenture. We may cause any other subsidiary of ours to issue a guarantee and become a guarantor. At any time all the indebtedness and guarantees of indebtedness of such guarantor are repaid or released without further obligation by such subsidiary, such subsidiary need no longer be a guarantor for purposes of this covenant, and the trustee shall promptly execute such documents and instruments as we or such subsidiary may request to evidence the termination of the guarantee.

“Non-recourse indebtedness” means indebtedness of a subsidiary:

(1)	as to which neither we nor any guarantor (a) provides credit support of any kind (including any undertaking, indemnity, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a subsidiary) would permit upon notice, lapse of time or both any holder of any other indebtedness (other than the debt securities of the particular series) of us or any guarantor to declare a default on the other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	the explicit terms of which provide there is no recourse to the equity interests or assets of us or any of the guarantors.

Except to the extent otherwise provided in the applicable prospectus supplement, we and our subsidiaries shall not be required to comply with the provisions of this covenant during any Suspension Period.

“Suspension Period” means any period in which the debt securities are rated Investment Grade by both Rating Agencies and no Default has occurred and is continuing under the indenture.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Rating Agencies” means S&P and Moody’s.

“Default” means (1) any event of default under the indenture or (2) any event, act or condition that, after notice or the passage of time or both, would be an event of default.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, each of the following will constitutes an event of default with respect to the debt securities of each series:

•	default in the payment of any interest when it becomes due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of principal of or any premium on any debt security when it becomes due and payable;

•	default in the making of any sinking fund payment, when and as due by the terms of any debt security, and continuance of such default for a period of 30 days;

•

default in the performance, or breach, of any covenant or warranty of ours or of any guarantor in the indenture and continuance of such default or breach for a period of 90 days after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, provided such written notice specifies such default or breach and requires it be remediated and states that such notice is a “notice of default” under the indenture;

•

a default under any debt by us or any subsidiary of ours that results in the acceleration of the maturity of such debt or failure to pay any such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $25 million or its foreign currency equivalent at the time and such debt is not discharged or the acceleration is not annulled within seven days of written notice of acceleration;

•

any guarantee of any Significant Subsidiary (as defined below) ceases to be in full force and effect (other than in accordance with the terms of such guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid by a court of competent jurisdiction or any such guarantor denies in writing its liability under its guarantee (other than by reason of release of any such guarantor from its guarantee in accordance with the terms of the indenture and the guarantee);

•	and certain events of bankruptcy, insolvency and reorganization (each, a “bankruptcy event”).

“Significant Subsidiary” means (1) any guarantor that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such regulation is in effect on the first date of issuance of the debt securities of a series and (2) any guarantor that, when aggregated with all other guarantors that are not otherwise Significant Subsidiaries and as to which any bankruptcy event has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

If an event of default (other than an event of default specified in the last bullet point above) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of a series, by written notice to us and the trustee, may declare the unpaid principal of and accrued and unpaid interest and additional interest, if any, on all such debt securities then outstanding to be due and payable. Upon such declaration, such principal amount and accrued and unpaid interest and additional interest, if any, will become immediately due and payable, notwithstanding anything contained in the indenture or the debt securities to the contrary. If any event of default specified in the last bullet point above occurs, all unpaid principal of, and accrued and unpaid interest and additional interest, if any, on the debt securities of a series then outstanding will automatically become due and payable without any declaration or other act on the part of the trustee or any holder of debt securities.

Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee a security or an indemnity satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 60 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in the payment of principal of, interest or additional interest, if any, on, or any sinking fund or purchase fund installment with respect to, the debt securities) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the debt securities of a series then outstanding by notice to the trustee may rescind any acceleration of such debt securities and its consequences if all existing events of default (other than the nonpayment of principal of, interest and additional interest, if any, on such debt securities that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of the debt securities of a series then outstanding may, on behalf of the holders of all such debt securities, waive any past default or event of default under the indenture and its consequences, except default in the payment of principal of, premium, if any, or interest on such debt securities (other than the non-payment of principal of, premium, if any, interest and additional interest, if any, on such debt securities that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of such debt securities.

We are required to deliver to the trustee annually a statement regarding compliance with the indenture and are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Modification

There are three types of changes we, the guarantors and the trustee can make to the indenture and the debt securities through a supplemental indenture.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indenture or your debt securities without your specific approval. Following is a list of those types of changes:

•	a reduction in any premium payable upon the redemption of any debt securities;

•	a reduction of the principal of or change the fixed maturity of any debt security;

•	a change in the payment due date of the principal or interest on a debt security;

•	a reduction of the rate of or change the time or place for payment of interest on any debt securities;

•

a reduction in the amount of the principal of an original issue discount debt security or any other debt security which would be due and payable upon a declaration of acceleration of maturity in accordance with the indenture, or an impairment in the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof or redemption date;

•

a waiver a default or event of default in the payment of principal of, premium, if any, interest or additional interest, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•	the making of any note payable in money other than that stated in the indenture and the debt securities;

•

a reduction in the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults hereunder and their consequences) provided for in the indenture;

•

the making of any change in the provisions described in this “Changes Requiring Your Approval” section or the provisions of the indenture relating to waivers of past defaults or waivers of certain covenants, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby;

•	a modification of any rights of holders to receive payments of principal of, premium, if any, interest or additional interest, if any, on the debt securities;

•	the making of any change to the abilities of holders of debt securities to enforce their rights under the indenture or the foregoing provisions or this provision;

•	a modification in the ranking provisions of the indenture in a manner adverse to the holders of debt securities; or

•	any other change specified in the prospectus supplement or other offering document relating to the debt securities of that series.

Changes Requiring a Majority Vote

The second type of change to the indenture and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change to the indenture and the debt securities is the kind that requires no consent from holders of debt securities. Without the consent of any holder, we, the guarantors and the trustee may amend or supplement the indenture and debt securities of any series to:

•

evidence the succession of another person to us or a guarantor and the assumption by any such successors of the respective obligations of us or a guarantor, as the case may be, under the indenture and in the debt securities and note guarantees in accordance with the indenture;

•

cure any ambiguity, defect, omission or inconsistency or make any other changes in the provisions of the indenture which we or a guarantor may deem necessary or desirable, provided such amendment does not materially and adversely affect the rights of the holders of any series of debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

provide for the assumption of our obligations to holders of any series of debt securities in the circumstances required under the indenture as described under “Merger, Consolidation and Sale of Assets;”

•	provide for exchange rights of holders of any series of debt securities in certain events such as our consolidation or merger or the sale of all or substantially all of our assets;

•	add guarantees with respect to any series of debt securities;

•	secure any series of debt securities;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•

add covenants of Massey and/or the guarantors for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon us or the guarantors with respect to all or any debt securities;

•	add additional events of default for the benefit of the holders of all or any series of debt securities;

•

comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar with respect to the provisions of the indenture or any series of debt securities relating to transfers and exchange of such debt securities;

•	conform the indenture to the description of any series of debt securities contained in the relevant prospectus supplement or other offering document therefor;

•

add, change or eliminate any provision of the indenture in respect of one or more series of debt securities, provided such addition, change or elimination (i) does not apply to any series of debt securities then outstanding and entitled to the benefit of such provision or modify the rights of the holders of any such debt securities or (ii) becomes effective only when there is no such debt security outstanding;

•	provide for the release of a guarantor of the debt securities in accordance with the indenture;

•	evidence and provide for the acceptance of the appointment under the indenture of a successor trustee;

•

add or change any provision of the indenture necessary to allow for the issuance of the debt securities in bearer form, registrable or not as to principal, and with or without coupons, or to facilitate the issuance of debt securities in uncertificated form;

•

make any change that would provide any additional rights or benefits to the holders of any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Reporting

The indenture provides for us to file with the trustee, within 15 days after we are required to file the same with the SEC, after giving effect, to the extent applicable, any extension permitted by Rule 12b-25 under the Securities Exchange Act of 1934 (the “Exchange Act”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC, pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that we will not be required to deliver to the trustee any materials for which we have sought and obtained confidential treatment from the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. We will also comply with Section 314(a) of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

We may not, in a single transaction or series of related transactions, consolidate, amalgamate or merge with or into any other person, including any other entity, or sell, assign, convey, transfer or lease our properties and assets, as an entirety or substantially as an entirety, to any person or persons unless:

•

we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person or group of affiliated persons to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation organized and existing under the laws of the United States, any of its states or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture; and

•	immediately after giving effect to the transaction, there is no default and no event of default under the indenture.

Unless a guarantor is released from its guarantee as provided under “Additional Guarantees,” no guarantor may consolidate or amalgamate with or amalgamate with or merge with or into (whether or not such guarantor is the surviving person) another person or (ii) sell, assign, transfer, lease, convey or otherwise dispose of its properties or assets as an entirety or substantially as an entirety to another person or persons unless:

•

such guarantor will be the surviving or continuing person or the person, if other than such guarantor or us, formed by or surviving any such consolidation or merger, amalgamation or the person acquiring the property or assets in any such sale, assignment, transfer, lease, conveyance or other disposition or plan of arrangement expressly assumes all of the obligations of such guarantor under its guarantee and the indenture; and

•	immediately after giving effect to such transaction, there is no default and no event of default under the indenture.

If we or a guarantor consolidates, amalgamates with or merges into any other corporation or sells, assigns, conveys, transfers or leases our or such guarantor’s property and assets as an entirety or substantially as an entirety as described in the preceding paragraphs, the successor person shall succeed to and be substituted for us or such guarantor, and may exercise our rights and powers under the indenture, the debt securities and the guarantees and after any such contemplated transaction, except in the case of a lease, we or such guarantor will be relieved of all obligations and covenants under the indenture, the debt securities and the guarantee of such guarantor.

Limitation on Liens

With certain exceptions set forth below, the indenture provides that neither we nor any of our subsidiaries will, while any of the debt securities are outstanding, create, or suffer to be created or to exist any Lien upon any Principal Property of ours or our subsidiaries to secure any indebtedness, unless the debt securities then outstanding are secured by such Lien on an equal and ratable basis with the indebtedness so secured until such time as such indebtedness is no longer secured.

The indenture provides that the restriction on creating, incurring or suffering to be created or to exist any Lien, or any agreements, will not apply to:

•

any purchase money Lien upon any Principal Property acquired by us or any of our subsidiaries, or any Lien existing on any Principal Property at the time of the acquisition thereof (including any Lien which exists on any Principal Property of a Person which is consolidated with or merged with or into us or any of our subsidiaries or which transfers or leases all or substantially all of its properties to us or any of our subsidiaries), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any Principal Property hereafter acquired; provided, however, that no such Lien extends to or covers any other property of us or our subsidiaries;

•	any Lien upon any Principal Property of us or our subsidiaries existing as of the date of the initial issuance of a series of debt securities;

•	Liens for taxes or assessments or other governmental charges or levies;

•

pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable;

•

pledges or deposits or similar Liens to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which we or any of our subsidiaries is a party; pledges or deposits or similar Liens to secure public or statutory obligations of us or any of our subsidiaries; builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ or other like Liens in the ordinary course of business, or deposits to obtain the release of such Liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business;

•	Liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

•

Liens incurred in connection with the issuance of bankers’ acceptances and lines of credit, bankers’ liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

•

Liens on or with respect to coal, gas, hydrocarbon or mineral properties not fully developed securing Indebtedness, the proceeds of which are used to finance or refinance the development of such properties;

•	Liens on or with respect to mineral rights held under option but not owned by us or any of our subsidiaries;

•	Liens on or with respect to ores, concentrates, metals or other raw materials or products incurred in the ordinary course of business in connection with the importation, purchase or sale thereof;

•	Liens in favor of us or any of our affiliates;

•	Liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements);

•	leases made, or existing on property acquired, in the ordinary course of business;

•	Liens securing industrial revenue or pollution control bonds;

•	Liens on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of ours, including the debt securities;

•	Liens created in connection with, and created to secure, a non-recourse obligation;

•

zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in our opinion, materially impair the use of such property in the operation of our or our subsidiaries’ businesses or the value of such property for the purpose of such business;

•

any Lien securing indebtedness which may be issued by us in connection with our consolidation or merger with or into any other person (which may be an affiliate of ours) in exchange for or otherwise in substitution for secured indebtedness of such person (“Third Party Debt”) which by its terms (i) is secured by a Lien on all or a portion of the property of such person, (ii) prohibits secured indebtedness from being incurred by such person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such person;

•

any Lien securing indebtedness of any person which is required to be assumed by us in connection with a consolidation or merger of such person, with respect to which any of our property is subjected to a Lien;

•

any Lien upon any Principal Property acquired, constructed, developed or improved by us or any of our any of our subsidiaries (whether alone or in association with others) after the date of the indenture which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by us or any of our subsidiaries other than theretofore unimproved real property;

•

the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in any of the bullet points above, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

•

any other Lien not excepted by the foregoing bullet points; provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of our indebtedness for borrowed money secured by all Liens created or assumed under the provisions of this bullet point and any of the foregoing bullet points does not exceed an amount equal to 15% of our Consolidated Net Tangible Assets.

“Lien” means any mortgage, lien, pledge charge, security interest or other encumbrance.

“Principal Property” means any single office building, manufacturing or processing plant, warehouse or other similar facility owned by us, the book value of the property, plant and equipment of which, net of depreciation, is not less than 2% of our Consolidated Net Tangible Assets; provided, however, that “Principal Property” does not include (a) any such plant or facility (i) that is owned jointly or in common with one or more Persons other than us and our subsidiaries, in which our interest and that of our subsidiaries does not exceed 50%, or (ii) which our board of directors determines by resolution in good faith is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries as an entirety; or (b) any portion of any such plant or facility which the our board of directors determines by resolution in good faith not to be of material importance to the use or operation thereof.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deducted items), after deducting therefrom (a) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (b) all current liabilities, as reflected in our latest audited consolidated balance sheet contained in the our most recent annual report to our stockholders.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for our common stock or other securities. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Discharge

Unless otherwise indicated in the applicable prospectus supplement, we may satisfy and discharge our obligations under the indenture as to a series of debt securities by delivering to the securities registrar for cancellation all outstanding debt securities of such series or by depositing with the trustee or delivering to the holders of such debt securities, as applicable, after such debt securities have become due and payable, whether at stated maturity, or any redemption or purchase date, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Defeasance

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“legal defeasance”) except for:

•

the rights of holders of the outstanding debt securities of that series to receive payments in respect of the principal of, and premium and interest, if any, on the debt securities of that series when such payments are due from the trust referred to below;

•

our obligations with respect to the debt securities of that series concerning issuing temporary securities, registration of securities, mutilated, destroyed, lost or stolen securities and the maintenance of an office or agency for payment and money for security payments held in trust and with respect to the compensation and reimbursement of the trustee;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the legal defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in respect of the debt securities of any series that are described in the indenture (“covenant defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of that series. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency and similar events) described under “Events of Default” will no longer constitute an event of default with respect to the debt securities of that series.

In order to exercise either legal defeasance or covenant defeasance we are required to meet specific conditions, including:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of that series, cash, government securities, or a combination thereof, in amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of, and premium and interest, if any, on the outstanding debt securities of that series on the stated maturity or on the applicable redemption date, as the case may be;

•	no event of default shall have occurred and be continuing;

•	if securities are to be redeemed prior to maturity, notice of redemption shall have been duly given;

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating the conditions to legal defeasance or covenant defeasance have been complied with;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; and

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the related prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the related prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The accompanying prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The related prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Troutman Sanders LLP.

EXPERTS

The consolidated financial statements of Massey Energy Company at December 31, 2007 and for each of the three years in the period ended December 31, 2007, appearing in Massey Energy Company’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2007 (including the schedule appearing therein), and the effectiveness of Massey Energy Company’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for information superseded by information in this prospectus or any prospectus supplement. We incorporate by reference the documents listed below. The documents filed by us which we incorporate by reference include:

(1)	The portions of our definitive proxy statement on Schedule 14A that were deemed “filed” with the SEC under the Exchange Act on April 15, 2008;

(2)	Annual report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 29, 2008;

(3)	Quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed with the SEC on May 9, 2008;

(4)	Quarterly report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on August 4, 2008;

(5)	Current report on Form 8-K, filed with the SEC on May 23, 2008;

(6)	Current report on Form 8-K, filed with the SEC on May 14, 2008;

(7)	Items 8.01 and 9.01 (Exhibit 99.2) of our current report on Form 8-K, filed with the SEC on April 4, 2008;

(8)	Current report on Form 8-K, filed with the SEC on March 14, 2008;

(9)	Current report on Form 8-K, filed with the SEC on February 21, 2008;

(10)	Current report on Form 8-K, filed with the SEC on January 17, 2008;

(11)	Current report on Form 8-K, filed with the SEC on January 11, 2008; and

(12)	The description of our common stock contained in our current report on Form 8-K, filed with the SEC on May 24, 2001.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, from the date of this prospectus until the completion of the offerings to which this prospectus relates or the offerings are terminated, shall also be deemed to be incorporated by reference in, and to be part of, this prospectus from the date any such document is filed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. Statements contained in this prospectus and any document incorporated by reference as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or any incorporated document, each statement being so qualified by this reference.

You may request a copy of the above-documented filings at no cost by telephone at (886) 814-6512 or by writing to us at Massey Energy Company, Post Office Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. Copies of our reports, proxy statements, and other information may be inspected at the public reference facilities maintained by the SEC:

Public Reference Room

Securities and Exchange Commission

100 F Street, NE

Washington D.C. 20549

Copies of these materials may be obtained by mail at prescribed rates from the public reference section of the SEC at the address indicated above or by calling the SEC at 1-800-SEC-0330. Our reports, proxy statements and other information filed with the SEC are also available to the public over the Internet at the SEC’s website at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make available, free of charge through our website, www.masseyenergyco.com, our annual report, quarterly reports, current reports, proxy statements, section 16 reports and other information (and any amendments thereto) as soon as practicable after filing or furnishing the material to the SEC, in addition to, our Corporate Governance Guidelines, codes of ethics and the charters of the Audit, Compensation, Executive, Finance, Governance and Nominating, and Safety, Environmental, and Public Policy Committees. These materials also may be requested at no cost by telephone at (866) 814-6512 or by mail at: Massey Energy Company, Post Office Box 26765, Richmond, Virginia 23261, Attention: Investor Relations.